PROPERTY AND SPV DESIGNATION

FOR

THE HARTLEY OPPORTUNITY FUND, LLC

In accordance with the Limited Liability Company Agreement of The Hartley Opportunity Fund, LLC, a Delaware limited liability company (the “Company”), dated November 18, 2024 (the “Agreement”) and upon the execution of this Property and SPV Designation by the Company and The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, in its capacity as the Company’s Manager and the manager of the special purpose vehicle (“SPV”) that is wholly owned by the Company, this Property and SPV Designation shall be attached to, and deemed incorporated in its entirety into, the Agreement and the Company’s Offering Circular as a “Property and SPV Designation Exhibit.”

Name of SPV:	Monroe Self Storage, LLC, a Delaware limited liability company
Managers:	The Hartley Opportunity Fund Management, LLC Horizon Storage Group, LLC
Member:	The Hartley Opportunity Fund, LLC
SPV Property:	3616 N Rocky River Rd, Monroe, NC 28110
Property Manager:	Horizon Storage Group, LLC
SPV Purpose:	To purchase, develop, hold, lease, operate and sell the SPV Property.
Max. Capital Raise:	In connection with the acquisition, holding, leasing, operating and selling the SPV Property, the Company is seeking to raise approximately $3,800,000.
Use of Proceeds:	As set forth on Exhibit B attached hereto and incorporated by this reference.

EXHIBIT A

DESCRIPTION OF SPV PROPERTY

Property Summary

4.46 acres of undeveloped land in Monroe, NC.

Acquisition of the SPV Property

The SPV Property is under contract for $2,500,000 and the anticipated closing date is May 23rd.

Description of Debt

SPV anticipates construction financing in the amount of $11,000,000.

Property Developer and Manager

The Manager expects to appoint Horizon Storage Group, LLC to develop and manage the SPV Property on a discretionary basis and will enter into a development and property management agreement with the property manager.  The development fee paid by the SPV shall be equal to 5% of the hard construction costs. The monthly property management fee paid by the SPV to the property manager shall be equal to 2% of gross rents.

Property Operations and Hold Period

We intend to hold the SPV Property for approximately 2 years. The determination as to when the SPV Property should be sold or otherwise disposed of will be made solely by the Manager after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the SPV Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of the Company and the SPV to sell the SPV Property earlier or later than two years.

EXHIBIT B

USE OF PROCEEDS

We estimate that the gross proceeds of the offering in connection with the SPV Property will be approximately $3,800,000, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Use	Amount	% of Gross Proceeds
Land Purchase:	$2,500,000	66%
Closing Costs:	$100,000	3%
Down Payment – Construction Financing:	$1,025,000	27%
Working Capital	$170,000	5%
Total Proceeds:	$3,800,000	100%

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above and in the Company’s Private Placement Memorandum.

PROPERTY AND SPV DESIGNATION

FOR

THE HARTLEY OPPORTUNITY FUND, LLC

In accordance with the Limited Liability Company Agreement of The Hartley Opportunity Fund, LLC, a Delaware limited liability company (the “Company”), dated Thursday, May 8th, (the “Agreement”) and upon the execution of this Property and SPV Designation by the Company and The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, in its capacity as the Company’s Manager and a manager of the special purpose vehicle (“SPV”) that is owned by the Company, this Property and SPV Designation shall be attached to, and deemed incorporated in its entirety into, the Agreement and the Company’s Offering Circular as a “Property and SPV Designation Exhibit.”

Name of SPV:	Frederick Self Storage, LLC, a Delaware limited liability company
Managers:	The Hartley Opportunity Fund Management, LLC Horizon Storage Group, LLC
Member:	The Hartley Opportunity Fund, LLC
SPV Property:	345 Ballenger Center Drive, Frederick, MD 21703
Property Manager:	Horizon Storage Group, LLC
SPV Purpose:	To purchase, develop, hold, lease, operate and sell the SPV Property.
Max. Capital Raise:	In connection with the acquisition, holding, leasing, operating and selling the SPV Property, the Company is seeking to raise approximately $4,650,000.
Use of Proceeds:	As set forth on Exhibit B attached hereto and incorporated by this reference.

EXHIBIT A

DESCRIPTION OF SPV PROPERTY

Property Summary

3.28 acres fully entitled land in Frederick, MD for a 91,575 RSF, 1,026-unit, 3-story climate-controlled self-storage facility.

Acquisition of the SPV Property

The SPV Property is under contract for $3,400,000 and the anticipated closing date is Oct 27th.

Description of Debt

SPV anticipates construction financing in the amount of $11,780,060.

Property Developer and Manager

The Manager expects to appoint Horizon Storage Group, LLC to develop and manage the SPV Property on a discretionary basis and will enter into a development and property management agreement with the property manager.  The development fee paid by the SPV shall be equal to 5% of the hard construction costs. The monthly property management fee paid by the SPV to the property manager shall be equal to 2% of gross rents.

Property Operations and Hold Period

We intend to hold the SPV Property for approximately 2 years. The determination as to when the SPV Property should be sold or otherwise disposed of will be made solely by the Manager after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the SPV Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of the Company and the SPV to sell the SPV Property earlier or later than two years.

EXHIBIT B

USE OF PROCEEDS

We estimate that the gross proceeds of the offering in connection with the SPV Property will be approximately $4,650,000, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Use	Amount	% of Gross Proceeds
Land Purchase	$3,400,000	73.12%
Closing Costs	$119,000	2.56%
Min Equity – Construction Financing	$1,204,784	25.91%
Working Capital	$181,702	3.91%
Total Proceeds	$4,650,000	100%

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above and in the Company’s Operating Agreement.

PROPERTY AND SPV DESIGNATION

FOR

THE HARTLEY OPPORTUNITY FUND, LLC

In accordance with the Limited Liability Company Agreement of The Hartley Opportunity Fund, LLC, a Delaware limited liability company (the “Company”), dated Thursday, May 8th, (the “Agreement”) and upon the execution of this Property and SPV Designation by the Company and The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, in its capacity as the Company’s Manager and a manager of the special purpose vehicle (“SPV”) that is owned by the Company, this Property and SPV Designation shall be attached to, and deemed incorporated in its entirety into, the Agreement and the Company’s Offering Circular as a “Property and SPV Designation Exhibit.”

Name of SPV:	Waretown Self Storage, LLC, a Delaware limited liability company
Managers:	The Hartley Opportunity Fund Management, LLC Horizon Storage Group, LLC
Member:	The Hartley Opportunity Fund, LLC
SPV Property:	US Route 9, Waretown, NJ
Property Manager:	Horizon Storage Group, LLC
SPV Purpose:	To purchase, develop, hold, lease, operate and sell the SPV Property.
Max. Capital Raise:	In connection with the acquisition, holding, leasing, operating and selling the SPV Property, the Company is seeking to raise approximately $4,250,000.
Use of Proceeds:	As set forth on Exhibit B attached hereto and incorporated by this reference.

EXHIBIT A

DESCRIPTION OF SPV PROPERTY

Property Summary

3.52 acres fully entitled land in Waretown, NJ for a 79,025 RSF, ~636-unit, 3-story climate-controlled self-storage facility.

Acquisition of the SPV Property

The SPV Property is under contract for $1,500,000 and the anticipated closing date is Nov 21st.

Description of Debt

SPV anticipates construction financing in the amount of $10,520,555.

Property Developer and Manager

The Manager expects to appoint Horizon Storage Group, LLC to develop and manage the SPV Property on a discretionary basis and will enter into a development and property management agreement with the property manager.  The development fee paid by the SPV shall be equal to 5% of the hard construction costs. The monthly property management fee paid by the SPV to the property manager shall be equal to 2% of gross rents.

Property Operations and Hold Period

We intend to hold the SPV Property for approximately 3.5 years. The determination as to when the SPV Property should be sold or otherwise disposed of will be made solely by the Manager after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the SPV Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of the Company and the SPV to sell the SPV Property earlier or later than two years.

EXHIBIT B

USE OF PROCEEDS

We estimate that the gross proceeds of the offering in connection with the SPV Property will be approximately $4,250,000, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Use	Amount	% of Gross Proceeds
Land Purchase	$1,500,000	35%
Closing Costs	$45,000	1%
Min Equity – Construction Financing	$2,445,445	58%
Working Capital	$259,445	6%
Total Proceeds	$4,250,000	100%

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above and in the Company’s Offer Circular.